TIMKEN

Timken Reports First-Quarter 2020 Results

•	Posted first-quarter sales of $923 million, down 5.7 percent from last year

•	First-quarter earnings per diluted share were $1.06 on a GAAP basis, with adjusted EPS of $1.11

•	Well-positioned with solid balance sheet and significant liquidity; company expects to generate strong cash flow over the remainder of 2020

NORTH CANTON, Ohio: May 1, 2020 - The Timken Company (NYSE: TKR; www.timken.com), a world leader in engineered bearings and power transmission products, today reported first-quarter 2020 sales of $923.4 million, down 5.7 percent from the same period a year ago. The decline was driven by lower demand in most end markets and unfavorable currency, partially offset by the favorable impact of acquisitions and positive pricing.

In the first quarter, Timken posted net income of $80.7 million or $1.06 per diluted share, versus net income of $91.9 million or $1.19 per diluted share for the same period a year ago. The year-over-year decrease was driven primarily by the impact of lower volume and related manufacturing utilization due in part to COVID-19, and unfavorable currency, partially offset by favorable price/mix, lower material and logistics costs, and lower organic selling, general and administrative (SG&A) expenses. In addition, special items in the quarter were favorable versus the year-ago period, driven mainly by reduced property losses and lower discrete tax expenses, offset partially by higher restructuring charges.

Excluding special items, adjusted net income in the first quarter of 2020 was $84.7 million or $1.11 per diluted share versus adjusted net income of $104.2 million or $1.35 per diluted share for the same period in 2019.

“First quarter revenue and profitability improved meaningfully from the fourth quarter of 2019 as we expected, despite the impact from the COVID-19 pandemic,” said Richard G. Kyle, Timken president and chief executive officer. “The Timken team responded quickly to the pandemic, prioritizing the health and safety of our global associates and stakeholders. We have also taken significant short-term cost-reduction actions across the enterprise to mitigate the impact of COVID-19 on our second-quarter performance. We are confident in our ability to successfully manage through the challenges that lie ahead.”

Net cash from operations for the quarter was $56.2 million and free cash flow was $24.4 million. During the quarter, Timken paid its 391st consecutive quarterly dividend and repurchased one million shares of company stock. Due to the uncertainty caused by COVID-19, the company has suspended its share buyback program until further notice.

First-Quarter 2020 Segment Results

Mobile Industries sales of $466.7 million decreased 6.7 percent compared with the same period a year ago. The decline was driven primarily by lower shipments in the off-highway, automotive and heavy truck sectors, along with unfavorable currency, partially offset by the benefit of acquisitions and growth in the aerospace sector.

Earnings before interest, taxes, depreciation and amortization (EBITDA) in the quarter was $75.1 million or 16.1 percent of sales, compared with EBITDA of $79.3 million or 15.9 percent of sales for the same period a year ago. The decrease in EBITDA reflects the impact of lower volume and related manufacturing utilization due in part to COVID-19, and unfavorable currency, partially offset by favorable price/mix, lower material and logistics costs, reduced property losses versus the year-ago period and the favorable impact of acquisitions.

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Excluding special items detailed in the attached tables, adjusted EBITDA in the quarter was $76.0 million or 16.3 percent of sales, compared with $83.9 million or 16.8 percent of sales in the first quarter last year.

Process Industries sales of $456.7 million decreased 4.8 percent from the same period a year ago. The year-over-year decrease was driven primarily by lower revenue in the industrial distribution and general and heavy industrial sectors, along with unfavorable currency, partially offset by the benefit of acquisitions and strong growth in renewable energy.

EBITDA for the quarter was $107.5 million or 23.5 percent of sales, compared with EBITDA of $127.6 million or 26.6 percent of sales for the same period a year ago. The decrease in EBITDA was driven by the impact of lower volume and related manufacturing utilization due in part to COVID-19, and unfavorable currency, partially offset by lower SG&A expenses and the favorable impact of acquisitions.

Excluding special items detailed in the attached tables, adjusted EBITDA in the quarter was $111.5 million or 24.4 percent of sales, compared with $131.2 million or 27.4 percent of sales in the first quarter last year.

Balance Sheet, Cash Flow and Capital Allocation Update

Timken has sufficient liquidity to meet its near-term needs with $388 million of cash and cash equivalents on the balance sheet as of March 31, 2020. The company drew $350 million on its revolving credit facility on April 3, 2020, to enhance financial flexibility during this period of uncertainty caused by the COVID-19 pandemic. As of April 3, 2020, the company had over $700 million of cash on hand.

Timken ended the first quarter with a net debt to EBITDA ratio of 2.2 times. The company expects to generate strong free cash flow for the remainder of 2020, and will be focused on reducing net debt.

“The health and safety of our associates and our communities has been a top priority and we will continue to adopt best practices everywhere we operate,” said Kyle. “The COVID-19 pandemic has created a shock to demand across most of our markets. While we are confident that demand for our products and technology will endure and recover, the timing and strength of the rebound remain highly uncertain. Timken is taking actions in response by enhancing liquidity, reducing costs and generating strong cash flow. While short-term uncertainty remains high, we know that our products, our technology and the value we bring to the world are essential, and we are confident that Timken will emerge from this environment well positioned to advance as a global industrial leader.”

On April 3, 2020, Timken withdrew its 2020 financial guidance due to the evolving impact of COVID-19 on the economy. Given the continued uncertainty surrounding COVID-19, the company has suspended its practice of providing detailed sales and earnings guidance. Timken is planning for revenue to decline significantly in the second quarter of 2020 compared to the year-ago period, with markets anticipated to improve from second-quarter levels over the remainder of the year. The company expects to generate strong free cash flow in 2020. Timken plans to reinstate full-year financial guidance at the earliest reasonable opportunity.

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Conference Call Information

Timken will host a conference call today at 10 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

Conference Call:        Friday, May 1, 2020
10:00 a.m. Eastern Time
Live Dial-In: 800-458-4121
or 323-794-2093
(Call in 10 minutes prior to be included.)
Conference ID: Timken’s 1Q Earnings Call

Conference Call Replay:    Replay Dial-In available through
May 15, 2020:
888-203-1112 or 719-457-0820
Replay Passcode: 7402465

Live Webcast:        http://investors.timken.com

About The Timken Company

The Timken Company (NYSE: TKR; www.timken.com) designs a growing portfolio of engineered bearings and power transmission products. With more than a century of knowledge and innovation, we continuously improve the reliability and efficiency of global machinery and equipment to move the world forward. Timken posted $3.8 billion in sales in 2019 and employs more than 18,000 people globally, operating from 42 countries.

Certain statements in this release (including statements regarding the company's forecasts, estimates, plans and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance, including information under the heading “Balance Sheet, Cash Flow and Capital Allocation Update," are forward-looking. Statements regarding expectations for full-year performance are based on the assumption that the second quarter of 2020 is the low point for the company’s sales revenue and markets gradually improve through the balance of the year.
The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the first quarter of 2020; the company's ability to respond to the changes in its end markets that could affect demand for the company's products or services; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; fluctuations in material and energy costs; the impact of changes to the company’s accounting methods; political risks associated with government instability; recent world events that have increased the risks posed by international trade disputes, tariffs and sanctions; weakness in global or regional economic conditions and capital markets; the company’s ability to satisfy its obligations under its debt agreements and renew or refinance borrowings on favorable terms; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies, including realizing any accretion within expected timeframes or at all; the impact on operations of general economic conditions; fluctuations in customer demand; the impact on the company's pension obligations and assets due to changes in interest rates, investment performance and other tactics designed to reduce risk; the introduction of new disruptive technologies; unplanned plant shutdowns; the company’s ability to maintain positive relations with unions and works councils; negative impacts to the company’s business, results of operations, financial position or liquidity as a result of COVID-19 or other epidemics and associated governmental measures such as restrictions on travel and manufacturing operations; and the company's ability to complete and achieve the benefits of announced plans, programs, initiatives, acquisitions and capital investments. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2019, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the

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federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
###
Media Relations:
Scott Schroeder
234.262.6420
scott.schroeder@timken.com

Investor Relations:
Neil Frohnapple
234.262.2310
neil.frohnapple@timken.com

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The Timken Company
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except share data) (Unaudited)
	Three Months Ended March 31,
	2020	2019
Net sales	$923.4	$979.7
Cost of products sold	644.5	677.1
Gross Profit	278.9	302.6
Selling, general & administrative expenses	153.6	152.7
Impairment and restructuring charges	3.6	—
Operating Income	121.7	149.9
Non-service pension and other postretirement income	3.4	0.1
Other income, net	4.1	3.3
Interest expense, net	(15.6)	(16.7)
Income Before Income Taxes	113.6	136.6
Provision for income taxes	29.6	41.3
Net Income	84.0	95.3
Less: Net income attributable to noncontrolling interest	3.3	3.4
Net Income Attributable to The Timken Company	$80.7	$91.9
Net Income per Common Share Attributable to The Timken Company Common Shareholders
Basic Earnings per share	$1.07	$1.21

Diluted Earnings per share	$1.06	$1.19

Average Shares Outstanding	75,461,254	75,986,285
Average Shares Outstanding - assuming dilution	76,308,556	77,012,573

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BUSINESS SEGMENTS
(Unaudited)
	Three Months Ended March 31,
(Dollars in millions)	2020	2019

Mobile Industries
Net sales	$466.7	$500.0
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$75.1	$79.3
EBITDA Margin (1)	16.1%	15.9%
Process Industries
Net sales	$456.7	$479.7
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$107.5	$127.6
EBITDA Margin (1)	23.5%	26.6%
Corporate earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$(11.1)	$(14.1)

Consolidated
Net sales	$923.4	$979.7
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$171.5	$192.8
EBITDA Margin (1)	18.6%	19.7%

(1) EBITDA is a non-GAAP measure defined as operating income plus other income (expense) and excluding depreciation and amortization. EBITDA Margin is a non-GAAP measure defined as EBITDA as a percentage of net sales. EBITDA and EBITDA Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.  Management believes that reporting EBITDA and EBITDA Margin is useful to investors as these measures are representative of the core operations of the segments and Company, respectively.

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CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)	(Unaudited)
	March 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$387.5	$209.5
Restricted cash	6.5	6.7
Accounts receivable, net	577.7	545.1
Unbilled receivables	137.4	129.2
Inventories, net	819.7	842.0
Other current assets	163.4	142.1
Total Current Assets	2,092.2	1,874.6
Property, plant and equipment, net	961.6	989.2
Operating lease assets	112.8	114.1
Goodwill and other intangible assets	1,723.2	1,752.2
Non-current pension assets	7.1	3.4
Non-current other postretirement benefit assets	—	36.6
Other assets	83.1	89.8
Total Assets	$4,980.0	$4,859.9
LIABILITIES
Accounts payable	$296.0	$301.7
Short-term debt, including current portion of long-term debt	173.1	82.0
Short-term operating lease liabilities	28.6	28.3
Income taxes	15.8	17.8
Accrued expenses	256.3	306.8
Total Current Liabilities	769.8	736.6
Long-term debt	1,785.8	1,648.1
Accrued pension benefits	164.5	165.1
Accrued postretirement benefits	44.8	31.8
Long-term operating lease liabilities	70.8	71.3
Other non-current liabilities	244.0	252.2
Total Liabilities	3,079.7	2,905.1
EQUITY
The Timken Company shareholders' equity	1,817.4	1,868.2
Noncontrolling Interest	82.9	86.6
Total Equity	1,900.3	1,954.8
Total Liabilities and Equity	$4,980.0	$4,859.9

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended March 31,
(Dollars in millions)	2020	2019
Cash Provided by (Used in)
OPERATING ACTIVITIES
Net Income	$84.0	$95.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42.3	39.5
Stock-based compensation expense	5.6	7.8
Pension and other postretirement (income) expense	(0.3)	2.9
Pension and other postretirement benefit contributions and payments	(5.5)	(4.9)
Changes in operating assets and liabilities:
Accounts receivable	(47.6)	(65.0)
Unbilled receivables	(8.3)	(6.6)
Inventories	0.3	(4.1)
Accounts payable	—	20.2
Accrued expenses	(34.3)	(58.0)
Income taxes	7.4	25.1
Other, net	12.6	0.1
Net Cash Provided by Operating Activities	$56.2	$52.3
INVESTING ACTIVITIES
Capital expenditures	$(31.8)	$(16.2)
Acquisitions, net of cash received	—	(2.9)
Other, net	0.2	(0.5)
Net Cash Used in Investing Activities	$(31.6)	$(19.6)
FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(22.9)	$(21.3)
Purchase of treasury shares	(42.3)	(8.3)
Proceeds from exercise of stock options	7.5	1.0
Payments related to tax withholding for stock-based compensation	(10.2)	(6.4)
Net proceeds from credit facilities	237.3	116.2
Net payments on long-term debt	(2.9)	(7.8)
Net Cash Provided by Financing Activities	$166.5	$73.4
Effect of exchange rate changes on cash	(13.3)	0.9
Increase in Cash, Cash Equivalents and Restricted Cash	$177.8	$107.0
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	216.2	133.1
Cash, Cash Equivalents and Restricted Cash at End of Period	$394.0	$240.1

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Reconciliations of Adjusted Net Income to GAAP Net Income and Adjusted Earnings Per Share to GAAP Earnings Per Share:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes that the non-GAAP measures of adjusted net income and adjusted diluted earnings per share are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting adjusted net income and adjusted diluted earnings per share is useful to investors as these measures are representative of the Company's core operations.

(Dollars in millions, except share data)	Three Months Ended March 31,
	2020	EPS	2019	EPS
Net Income Attributable to The Timken Company	$80.7	$1.06	$91.9	$1.19

Adjustments: (1)
Impairment, restructuring and reorganization charges (2)	$5.8		$—
Property loss and related expenses, net of insurance proceeds (3)	(2.2)		6.0
Acquisition-related charges (4)	3.3		4.8
Gain on sale of real estate (5)	—		(1.7)
Tax indemnification and related items	—		0.5
Noncontrolling interest of above adjustments	—		0.1
Provision for income taxes (6)	(2.9)		2.6
Total Adjustments:	4.0	0.05	12.3	0.16
Adjusted Net Income Attributable to The Timken Company	$84.7	$1.11	$104.2	$1.35

(1) Adjustments are pre-tax, with the net tax provision listed separately.

(2) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants, (iii) severance related to cost reduction initiatives and (iv) related depreciation and amortization. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(3) Represents property loss and related expenses during the periods presented (net of insurance proceeds received in first quarter of 2020) resulting from property loss that occurred during the first quarter of 2019 at one of the Company's warehouses in Knoxville, Tennessee and during the third quarter of 2019 at one of the Company's warehouses in Yantai, China.

(4) Acquisition-related charges in the first quarter of 2020 primarily related to the BEKA Lubrication ("BEKA") acquisition, including transaction costs and inventory step-up impact. Acquisition-related charges in the first quarter of 2019 primarily related to the Rollon S.p.A. ("Rollon") and The Diamond Chain Company ("Diamond Chain") acquisitions, including transaction costs and inventory step-up impact.

(5) The gain on sale of real estate is related to the sale of a manufacturing facility in Pulaski, Tennessee. This amount was recorded in other income.

(6) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of discrete tax items recorded during the respective periods, as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

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Reconciliation of EBITDA to GAAP Net Income, and EBITDA Margin, After Adjustments, to Net Income as a Percentage of Sales, and EBITDA, After Adjustments, to Net Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBITDA. Management also believes that adjusted EBITDA and EBITDA margin are useful to investors as they are representative of the Company's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Three Months Ended March 31,
	2020	Percentage to Net Sales	2019	Percentage to Net Sales
Net Income	$84.0	9.1%	$95.3	9.7%

Provision for income taxes	29.6	3.2%	41.3	4.2%
Interest expense	17.1	1.9%	18.0	1.8%
Interest income	(1.5)	(0.2)%	(1.3)	(0.1)%
Depreciation and amortization	42.3	4.6%	39.5	4.1%
Consolidated EBITDA	$171.5	18.6%	$192.8	19.7%

Adjustments:
Impairment, restructuring and reorganization charges (1)	$4.4	0.5%	$—	—%
Property loss and related expenses, net of insurance proceeds (2)	(2.2)	(0.3)%	6.0	0.6%
Acquisition-related charges (3)	3.3	0.4%	4.8	0.5%
Gain on sale of real estate (4)	—	—%	(1.7)	(0.2)%
Tax indemnification and related items	—	—%	0.5	0.1%
Total Adjustments	5.5	0.6%	9.6	1.0%
Adjusted EBITDA	$177.0	19.2%	$202.4	20.7%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) Represents property loss and related expenses during the periods presented (net of insurance proceeds received in the first quarter of 2020) resulting from property loss that occurred during the first quarter of 2019 at one of the Company's warehouses in Knoxville, Tennessee and during the third quarter of 2019 at one of the Company's warehouses in Yantai, China.

(3)  Acquisition-related charges in the first quarter of 2020 primarily related to the BEKA acquisition, including transaction costs and inventory step-up impact. Acquisition-related charges in the first quarter of 2019 primarily related to the Rollon and Diamond Chain acquisitions, including transaction costs and inventory step-up impact.

(4) The gain on sale of real estate is related to the sale of a manufacturing facility in Pulaski, Tennessee. This amount was recorded in other income.

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Reconciliation of segment EBITDA Margin, After Adjustments, to segment EBITDA as a Percentage of Sales and segment EBITDA, After Adjustments, to segment EBITDA:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's Mobile Industries and Process Industries segment performance deemed useful to investors. Management believes that non-GAAP measures of adjusted EBITDA and adjusted EBITDA margin for the segments are useful to investors as they are representative of each segment's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

Mobile Industries
(Dollars in millions)	Three Months Ended March 31, 2020	Percentage to Net Sales	Three Months Ended March 31, 2019	Percentage to Net Sales
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$75.1	16.1%	$79.3	15.9%
Impairment, restructuring and reorganization charges (1)	1.2	0.3%	0.3	—%
Gain on sale of real estate (2)	—	—%	(1.7)	(0.3)%
Property loss and related expenses, net of insurance proceeds (3)	(2.2)	(0.5)%	6.0	1.2%
Acquisition-related charges (4)	1.9	0.4%	—	—%
Adjusted EBITDA	$76.0	16.3%	$83.9	16.8%

Process Industries
(Dollars in millions)	Three Months Ended March 31, 2020	Percentage to Net Sales	Three Months Ended March 31, 2019	Percentage to Net Sales
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$107.5	23.5%	$127.6	26.6%
Impairment, restructuring and reorganization charges (1)	3.1	0.7%	(0.3)	—%
Acquisition-related charges (4)	0.9	0.2%	3.9	0.8%
Adjusted EBITDA	$111.5	24.4%	$131.2	27.4%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) The gain on sale of real estate is related to the sale of a manufacturing facility in Pulaski, Tennessee. This amount was recorded in other income.

(3)  Represents property loss and related expenses during the periods presented (net of insurance proceeds received in the first quarter of 2020) resulting from property loss that occurred during the first quarter of 2019 at one of the Company's warehouses in Knoxville, Tennessee and during the third quarter of 2019 at one of the Company's warehouses in Yantai, China.

(4) Acquisition-related charges in the first quarter of 2020 primarily related to the inventory step-up impact of the BEKA acquisition. Acquisition-related charges in the first quarter of 2019 primarily related to the inventory step-up impact of the Rollon acquisition.

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Reconciliation of Total Debt to Net Debt, the Ratio of Net Debt to Capital, and the Ratio of Net Debt to Adjusted EBITDA:
(Unaudited)
These reconciliations are provided as additional relevant information about the Company's financial position deemed useful to investors. Capital, used for the ratio of net debt to capital, is a non-GAAP measure defined as total debt less cash and cash equivalents plus total shareholders' equity. Management believes Net Debt, the Ratio of Net Debt to Capital, Adjusted EBITDA (see below), and the Ratio of Net Debt to Adjusted EBITDA are important measures of the Company's financial position, due to the amount of cash and cash equivalents on hand.

(Dollars in millions)
	March 31, 2020	December 31, 2019
Short-term debt, including current portion of long-term debt	$173.1	$82.0
Long-term debt	1,785.8	1,648.1
Total Debt	$1,958.9	$1,730.1
Less: Cash and cash equivalents	(387.5)	(209.5)
Net Debt	$1,571.4	$1,520.6

Total Equity	$1,900.3	$1,954.8

Ratio of Net Debt to Capital	45.3%	43.8%

Adjusted EBITDA for the Twelve Months Ended	$700.9	$726.3

Ratio of Net Debt to Adjusted EBITDA	2.2	2.1

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
(Unaudited)
Management believes that free cash flow is a non-GAAP measure that is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions)
	Three Months Ended March 31,
	2020	2019
Net cash provided by operating activities	$56.2	$52.3
Less: capital expenditures	(31.8)	(16.2)
Free cash flow	$24.4	$36.1

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Reconciliation of EBITDA, After Adjustments, to GAAP Net Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBITDA. Management also believes that the non-GAAP measure of adjusted EBITDA is useful to investors as they are representative of the Company's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Twelve Months Ended March 31, 2020	Twelve Months Ended December 31, 2019
Net Income	$363.4	$374.7
Provision for income taxes	86.0	97.7
Interest expense	71.2	72.1
Interest income	(5.1)	(4.9)
Depreciation and amortization	163.4	160.6
Consolidated EBITDA	$678.9	$700.2
Adjustments:
Impairment, restructuring and reorganization charges (1)	$13.5	$9.1
Acquisition-related charges (2)	14.0	15.5
Brazil legal matter (3)	1.8	1.8
Gain on sale of real estate (4)	(2.8)	(4.5)
Corporate pension and other postretirement benefit related charges (5)	(4.1)	(4.1)
Property loss and related expenses, net of insurance proceeds (6)	(0.6)	7.6
Tax indemnification and related items	0.2	0.7
Total Adjustments	22.0	26.1
Adjusted EBITDA	$700.9	$726.3

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) Acquisition-related charges in 2020 primarily related to the BEKA acquisition, including transaction costs and inventory step-up impact. Acquisition-related charges in 2019 primarily related to the Rollon, Diamond Chain and BEKA acquisitions, including transaction costs and inventory step-up impact.

(3) The Brazil legal matter represents expense recorded to establish a liability associated with an investigation into alleged antitrust violations in the bearing industry that was settled in the fourth quarter of 2019.

(4) The gain on sale of real estate related to the sale of a manufacturing facility in Pulaski, Tennessee during the first quarter of 2019 and disposal of land in Colmar, France during the fourth quarter of 2019. These amounts were recorded in other income.

(5) Corporate pension and other postretirement benefit related charges represent actuarial (gains) and losses that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement.

(6) Represents property loss and related expenses during the periods presented (net of insurance proceeds received) resulting from property loss that occurred during the first quarter of 2019 at one of the Company's warehouses in Knoxville, Tennessee and during the third quarter of 2019 at one of the Company's warehouses in Yantai, China.

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